Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Income Fund: Fidelity Government Income Fund, of our report dated September 20, 2005 on the financial statements and financial highlights included in the July 31, 2005 Annual Report to Shareholders of Fidelity Income Fund: Fidelity Government Income Fund.

We also consent to the incorporation by reference in the Registration Statement of our report dated June 16, 2006 on the financial statements and financial highlights included in the April 30, 2006 Annual Report to Shareholders of Fidelity Fixed-Income Trust: Spartan Government Income Fund.

We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information for Fidelity Income Fund: Fidelity Government Income Fund and Fidelity Fixed-Income Trust: Spartan Government Income, which are also incorporated by reference into the Proxy/Prospectus.

/s/PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
July 20, 2006